UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 18, 2013, National Rural Utilities Cooperative Finance Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, RBC Capital Markets, LLC and RBS Securities Inc., as representatives of the several underwriters named on Schedule I thereto, in connection with the issuance and sale of $400,000,000 aggregate principal amount of 4.75% Fixed-to-Floating Rate Subordinated Notes due 2043 (Subordinated Deferrable Interest Notes) (the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of October 15, 1996, by and between the Company and U.S. Bank National Association, as successor trustee. The offering is expected to close on April 25, 2013.

Copies of the Underwriting Agreement and the Form of Global Certificate for the Notes are filed as Exhibits 1.1 and 4.1, respectively, and are incorporated by reference herein. A copy of a press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ Steven L. Lilly
Steven L. Lilly Senior Vice President and Chief Financial Officer

Dated: April 24, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 18, 2013, by and among the Company, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and RBS Securities Inc., as representatives of the several underwriters named on Schedule I thereto.

4.1	Form of the Global Certificate for the Notes.

5.1	Opinion of Hogan Lovells US LLP regarding legality of the Notes.

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters in connection with the issuance and sale of the Notes.

23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1).

99.1	Press release dated April 19, 2013.